CHALONE WINE GROUP LTD



                                FILING TYPE: 8-K
                           DESCRIPTION: CURRENT REPORT
                          FILING DATE: OCTOBER 19, 2001
                          PERIOD END: OCTOBER 10, 2001


                PRIMARY EXCHANGE: NASDAQ - NATIONAL MARKET SYSTEM
                                  TICKER: CHLN




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                                TABLE OF CONTENTS




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                                       8-K

Item 5 .......................................................................1


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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): October 10, 2001


                          The Chalone Wine Group, Ltd.
                   -------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        California                    0-13406                  94-1696731
  -----------------------     -----------------------    -----------------------
      (State or Other               (Commission             (IRS Employer
Jurisdiction of Incorporation)      File Number)           Identification No.)


          621 Airpark Road
          Napa, California                                 94558
  ------------------------------------       -----------------------------------
 (Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code 707-254-4200
                                                   ------------------------





Item 5. Other Events.


         The Chalone Wine Group, Ltd. released the following information on October 10, 2001:

   Chalone Wine Group Announces New Price, Record Date and Expiration Date for
                                 Rights Offering

October 10, 2001. Napa, CA. The Chalone Wine Group, Ltd. (Nasdaq: CHLN) announced today that it has selected October 22, 2001 as the record date for purposes of determining the shareholders of record who are to receive pro rata nontransferable rights to purchase additional shares of CWG common stock. The Company also announced that the price per share has been reduced from the previously disclosed price of $10.00 to $8.50. As previously announced, CWG will be offering rights to purchase up to approximately $15 million of its common stock.


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As soon as practicable following the record date, a subscription certificate and related instructions explaining the procedure for exercising the rights, together with a prospectus will be mailed to shareholders of record on the record date. The rights will expire on November 20, 2001, unless extended. The terms of the rights offering will be more completely described in the prospectus. If these materials do not arrive within a reasonable time following the record date, shareholders can notify Georgeson Shareholder at 111 Commerce Road, Carlstadt, New Jersey, 07072 or by phone at (877) 977-6198.

A registration statement relating to the rights offering and the underlying common stock has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This press release contains forward-looking statements that describe our future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and may cause our actual results to differ materially from those that we anticipate. Factors that might affect forward-looking statements include, among other things:
         - delay in commencement of the rights offering or effectiveness of the registration statement related to the rights offering;
         - successful completion of the rights offering;
         - adverse changes occurring in the securities markets; or
         - other important factors detailed in the Company's annual report Form 10-K, as amended, for the fiscal year ended March 31, 2001 on file with the Securities and Exchange Commission.

The Chalone Wine Group, Ltd. is a Napa-based company specializing in premium red and white varietal wines. In California, the Company wholly owns and operates Provenance Vineyards(TM), Hewitt Vineyard and Jade Mountain in Napa County, Acacia(TM) in the Carneros District of Napa County, Carmenet(R) in Sonoma County, and Chalone Vineyard(R) in Monterey County. With its 50 percent joint-venture partner, Paragon Vineyard Co., the Company owns and operates Edna Valley Vineyard(R) in San Luis Obispo County. Additionally, the Company produces and markets wines of Central Coast appellation under the brand name Echelon Vineyards. In Washington State, the Company owns and operates Sagelands Vineyard(TM) and Canoe Ridge Vineyard(R). In the Bordeaux region of France, the Company owns 23.5 percent of the Fourth-Growth estate of Chateau Duhart-Milon, in partnership with Domaines Barons de Rothschild (Lafite) which owns the other
76.5 percent.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  The Chalone Wine Group, Ltd.
                                                         (Registrant)


                                               By: /s/ Shawn M. Conroy Blom
                                                   -----------------------------
                                                   Shawn M. Conroy Blom
                                                   Chief Financial Officer

Dated:  October 19, 2001